Exhibit 4.6

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●].

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY US STATE SECURITIES ACTS. SUCH SECURITIES ONLY MAY BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND TO PERSONS THAT ARE, IN EACH CASE, ALSO “QUALIFIED PURCHASERS” AS DEFINED IN THE US INVESTMENT COMPANY ACT OF 1940 (THE “INVESTMENT COMPANY ACT”). THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS DESCRIBED IN THIS WARRANT. THE COMPANY HAS NOT BEEN, AND DOES NOT INTEND TO BE, REGISTERED UNDER THE INVESTMENT COMPANY ACT.

WARRANT TO PURCHASE CLASS B SUBORDINATE VOTING SHARES OF

JUSHI HOLDINGS INC.

(incorporated under the laws of British Columbia)

EXERCISABLE ONLY PRIOR TO 5:00 P.M., TORONTO TIME, ON [●], AFTER WHICH TIME THESE WARRANTS SHALL BE NULL AND VOID

CERTIFICATE NO. [●]	Number of Class B subordinate voting shares represented by this warrant certificate ― [●]

THIS CERTIFIES THAT, for value received, [●] (the “Holder”) is entitled, at any time prior to the Expiry Time, to purchase, at the Exercise Price, [●] Class B subordinate voting shares in the capital of Jushi Holdings Inc. (the “Corporation”), by surrendering to the Corporation at its principal office, in Boca Raton, Florida, United States of America (or at such other place as the Corporation may notify the Holder hereof in writing), this Warrant, together with a Subscription Form, duly completed and executed, cash or a certified cheque, money order or bank draft in lawful money of the United States of America payable to or to the order of the Corporation in Boca Raton for the amount equal to Exercise Price per Subordinate Voting Share multiplied by the number of Subordinate Voting Shares subscribed for, on and subject to the terms and conditions set forth below:

1.	Definitions

In this Warrant, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are closed in New York, New York;

(b)	“Corporate Reorganization” means any transaction whereby all or substantially all of a corporation’s undertaking, property and assets would become the property of any other Person whether by way of arrangement, reorganization, consolidation, amalgamation, merger, continuance under any other jurisdiction of incorporation or otherwise.

(c)	“Corporation” means Jushi Holdings Inc., a corporation incorporated under the laws of British Columbia, and its successors and assigns;

(d)	“Exercise Price” means [●] per Subordinate Voting Share;

(e)	“Expiry Time” means 5:00 pm (EST) on [●];

(f)	“Person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(g)	“Securities Act” means the United States Securities Act of 1933, as amended;

(h)	“Subordinate Voting Shares” means the Class B subordinate voting shares in the capital of the Corporation;

(i)	“Subscription Form” means the form of subscription annexed hereto as Schedule “A”;

(j)	“Transfer Form” means the form of transfer annexed hereto as Schedule “B”;

(k)	“U.S. Person” means a U.S. person as that term is defined in Regulation S of the Securities Act;

(l)	“U.S. Purchaser” means (a) any U.S. Person, (b) any person purchasing securities on behalf or for the benefit of any U.S. Person or any person in the United States, (c) any person that receives or received an offer of the securities while in the United States, (d) any person that is in the United States at the time the purchaser’s buy order was made or the subscription agreement was executed or delivered”; and

(m)	“this Warrant”, “Warrant”, “herein”, “hereby”, “hereof”, “hereto”, “hereunder” and similar expressions mean or refer to this Warrant and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2.	Expiry Time

After the Expiry Time, all rights under the Warrant evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrant shall be void and of no value or effect.

3.	Exercise Procedure

The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Corporation prior to the Expiry Time at its principal office (or at such other place as the Corporation may notify the Holder hereof in writing): (a) this certificate, with the Subscription Form duly completed and executed by the holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, and (b) cash or a certified cheque, money order or bank draft payable to or to the order of the Corporation in lawful money of the United States of America in an amount equal to the Exercise Price multiplied by the number of Subordinate Voting Shares for which subscription is being made. Any warrant certificate and cash, certified cheque, money order or bank draft referred to in the foregoing clauses shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office (or at such other place as the Corporation may notify the Holder hereof in writing) in the manner provided for in Section 23 hereof.

4.	Entitlement to Certificate

Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Subordinate Voting Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this certificate and the Holder hereof shall become a shareholder of the Corporation in respect of such shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates, or evidence of book-entry issuance, evidencing such Subordinate Voting Shares subscribed for.

5.	Partial Exercise

The Holder may subscribe for and purchase a number of Subordinate Voting Shares that is less than the number that the Holder is entitled to purchase pursuant to this certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Subordinate Voting Shares of which the Holder was entitled to purchase pursuant to this certificate and which were then not purchased.

6.	No Fractional Shares

The Corporation shall not be required upon the exercise of any Warrants, to issue fractional Subordinate Voting Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Subordinate Voting Share, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to purchase a whole number of Subordinate Voting Shares.

7.	Anti-Dilution Protection

(a)	Definitions. For the purposes of this Section 7, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below will have the respective meanings specified therefor in this subsection:

(i)	“Adjustment Period” means the period commencing on the date of issue of this Warrant and ending at the Expiry Time;

(ii)	“Current Market Price” of a Subordinate Voting Share at any date means the volume weighted average trading price on the Aequitas Neo Exchange, or such other stock exchange where the majority of the trading volume and value of the listed securities occurs, for the five trading days ending three trading days prior to the relevant date or, if the Subordinate Voting Shares are not listed on any stock exchange, then on the over-the- counter market with the volume weighted average price per Subordinate Voting Share being determined by dividing the aggregate sale price of all Subordinate Voting Shares sold on the said exchange or market, as the case may be, during the said five trading days by the aggregate number of Subordinate Voting Shares so sold or, if the Subordinate Voting Shares are not listed or quoted on any stock exchange or over-the-counter market, such price as may be determined by the directors of the Corporation;

(iii)	“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

(iv)	“trading day” with respect to a stock exchange, market or over-the- counter market means a day on which such stock exchange, market or over-the-counter market is open for business.

(b)	Adjustments. The Exercise Price and the number of Subordinate Voting Shares issuable to the Holder pursuant to this Warrant will be subject to adjustment from time to time in the events and in the manner provided below. The purpose and intent of the adjustments provided for in this Section 7(b) is to ensure that the rights and obligations of the Holder are neither diminished or enhanced as a result of any of the events set forth in paragraphs (i), (ii), (iii) or (iv) of this Section 7(b). Accordingly, the provisions of this Section 7(b) shall be interpreted and applied in accordance with such purpose and intent.

(i)	If at any time during the Adjustment Period the Corporation:

(A)	fixes a record date for the issue of, or issues, Subordinate Voting Shares to the holders of all or substantially all of the outstanding Subordinate Voting Shares by way of a stock dividend;

(B)	fixes a record date for the distribution to, or makes a distribution to, the holders of all or substantially all of the Subordinate Voting Shares payable in Subordinate Voting Shares or securities exchangeable for or convertible into Subordinate Voting Shares;

(C)	subdivides the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; or

(D)	consolidates the outstanding Subordinate Voting Shares into a lesser number of Subordinate Voting Shares;

(any of such events in subclauses (A), (B), (C) and (D) above being herein called a “Subordinate Voting Share Reorganization”), the Exercise Price will be adjusted on the earlier of the record date on which holders of Subordinate Voting Shares are determined for the purposes of the Subordinate Voting Share Reorganization and the effective date of the Subordinate Voting Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(X)   the numerator of which will be the number of Subordinate Voting Shares outstanding on such record date or effective date before giving effect to such Subordinate Voting Share Reorganization; and

(Y)   the denominator of which will be the number of Subordinate Voting Shares which will be outstanding immediately after giving effect to such Subordinate Voting Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Subordinate Voting Shares, the number of Subordinate Voting Shares that would be outstanding had such securities all been exchanged for or converted into Subordinate Voting Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 7(b)(i) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Subordinate Voting Shares, the Exercise Price will be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Subordinate Voting Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

(ii)	If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution of rights, options or warrants to the holders of all or substantially all of the outstanding Subordinate Voting Shares pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Subordinate Voting Shares or securities exchangeable for or convertible into Subordinate Voting Shares at a price per share (or in the case of securities exchangeable for or convertible into Subordinate Voting Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Subordinate Voting Shares on such record date (any of such events being herein called a “Rights Offering”), the Exercise Price will be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which will be the aggregate of

(I)	the number of Subordinate Voting Shares outstanding on the record date for the Rights Offering; and

(II)	the quotient determined by dividing

(i)	either (a) the product of the number of Subordinate Voting Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Subordinate Voting Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Subordinate Voting Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(ii)	the Current Market Price of the Subordinate Voting Shares as of the record date for the Rights Offering; and

(B)	the denominator of which will be the aggregate of the number of Subordinate Voting Shares outstanding on such record date and the number of Subordinate Voting Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Subordinate Voting Shares the number of Subordinate Voting Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Section 7(b)(ii), there is more than one purchase, conversion or exchange price per Subordinate Voting Share, the aggregate price of the total number of additional Subordinate Voting Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, will be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Subordinate Voting Share, as the case may be. Any Subordinate Voting Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 7(b)(ii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this Section 7(b)(ii), the Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Subordinate Voting Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

(i)	If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of the Subordinate Voting Shares of:

(A)	shares of the Corporation or any other corporation of any class other than Subordinate Voting Shares;

(B)	rights, options or warrants to acquire Subordinate Voting Shares or securities exchangeable for or convertible into Subordinate Voting Shares (other than rights, options or warrants pursuant to which holders of Subordinate Voting Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Subordinate Voting Shares at a price per share (or in the case of securities exchangeable for or convertible into Subordinate Voting Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Subordinate Voting Shares on such record date);

(C)	evidences of indebtedness of the Corporation; or

(D)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Subordinate Voting Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price will be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(I)	the numerator of which will be the difference between

(i)	the product of the number of Subordinate Voting Shares outstanding on such record date and the Current Market Price of the Subordinate Voting Shares on such record date, and

(ii)	the fair value, as determined by the directors of the Corporation, acting reasonably, at the time such distribution is authorized, to the holders of the Subordinate Voting Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(II)	the denominator of which will be the product obtained by multiplying the number of Subordinate Voting Shares outstanding on such record date by the Current Market Price of the Subordinate Voting Shares on such record date.

Any Subordinate Voting Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation will be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 7(b)(iii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Subordinate Voting Shares or securities exchangeable for or convertible into Subordinate Voting Shares referred to in this Section 7(b)(iii), the Exercise Price will be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Subordinate Voting Shares issued and remaining issuable immediately after such expiry, and will be further readjusted in such manner upon the expiry of any further such right.

(ii)	If at any time during the Adjustment Period there occurs:

(A)	a reclassification or redesignation of the Subordinate Voting Shares, any change of the Subordinate Voting Shares into other shares or securities or any other capital reorganization involving the Subordinate Voting Shares other than a Subordinate Voting Share Reorganization;

(B)	a consolidation, amalgamation, merger or other form of business combination of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Subordinate Voting Shares or a change or exchange of the Subordinate Voting Shares into other shares or securities; or

(C)	the sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization:

(D)	the Holder will be entitled to receive, and shall accept, upon exercise of the Warrants, in lieu of the number of Subordinate Voting Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Subordinate Voting Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants; and

(E)	the Exercise Price shall, on the effective date of the Capital Reorganization, be adjusted by multiplying the Exercise Price in effect immediately prior to such Capital Reorganization by the number of Subordinate Voting Shares purchasable pursuant to this Warrant Certificate immediately prior to the Capital Reorganization, and dividing the product thereof by the number of successor securities determined in Section 7(b)(iv)(D) above.

If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions of this Warrant with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(iii)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price occurs pursuant to the provisions of Sections 7(b)(i), (ii) or (iii) hereof, then the number of Subordinate Voting Shares purchasable upon the subsequent exercise of the Warrants will be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Subordinate Voting Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which will be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(c)	Rules. The following rules and procedures will be applicable to adjustments made pursuant to Section 7(b) of this Warrant.

(i)	Subject to the following provisions of this Section 7(c), any adjustment made pursuant to Section 7(b) hereof will be made successively whenever an event referred to therein will occur.

(ii)	No adjustment in the Exercise Price will be required unless the adjustment would result in a change of at least one per cent (1%) in the Exercise Price then in effect and no adjustment will be made in the number of Subordinate Voting Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Subordinate Voting Share; provided, however, that any adjustments which except for the provisions of this Section 7(c)(ii) would otherwise have been required to be made will be carried forward and taken into account in any subsequent adjustment.

(iii)	If at any time during the Adjustment Period the Corporation takes any action affecting the Subordinate Voting Shares, other than an action or an event described in Section 7(b) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder under this Warrant, the Exercise Price and/or the number of Subordinate Voting Shares purchasable under this Warrant will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances, subject to the prior approval of any exchange on which the Subordinate Voting Shares trade, if applicable. Failure by the directors to take action so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Subordinate Voting Shares will be deemed to be evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(iv)	No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants will be made in respect of any event described in Section 7 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event, provided that any such participation by the Holder is subject to the prior approval of any exchange on which the Subordinate Voting Shares trade, if applicable.

(v)	If the Corporation sets a record date to determine holders of Subordinate Voting Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and will thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Subordinate Voting Shares purchasable upon the exercise of the Warrants will be required by reason of the setting of such record date.

(vi)	In any case in which this Warrant requires that an adjustment become effective immediately after a record date for an event referred to in Section 7(b) hereof, the Corporation may defer, until the occurrence of such event:

(A)	issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Subordinate Voting Shares issuable upon such exercise by reason of the adjustment required by such event; and

(B)	delivering to the Holder any distribution declared with respect to such additional Subordinate Voting Shares after such record date and before such event;

provided, however, that the Corporation delivers to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Subordinate Voting Shares purchasable upon the exercise of the Warrants.

(vii)	If a dispute arises at any time with respect to any adjustment of the Exercise Price or the number of Subordinate Voting Shares purchasable pursuant to this Warrant, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors, acting reasonably. The Corporation will provide such auditors with access to all necessary records of the Corporation.

(viii)	Adjustments to the Exercise Price or the number of Subordinate Voting Shares purchasable pursuant to this Warrant Certificate may be subject to the prior approval of any exchange on which the Subordinate Voting Shares trade, if applicable.

(d)	Taking of Actions. As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 7(b) hereof the Corporation will take any action which may, in the opinion of the Corporation’s legal counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Subordinate Voting Shares which the Holder is entitled to receive in accordance with the provisions of this Warrant.

(e)	Notice. At least twenty-one (21) days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant, including the Exercise Price and the number of Subordinate Voting Shares which are purchasable under this Warrant, the Corporation will deliver to the Holder, at the Holder’s registered address, a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Section 7(e) has been given is not then determinable, the Corporation will promptly after such adjustment is determinable deliver to the Holder, at the Holder’s registered address, a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Subordinate Voting Shares will be open, and that the Corporation will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant, during such twenty-one (21) day period.

(f)	Consolidation and Amalgamation:

(i)	The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would, directly or indirectly, become the property of any other corporation (referred to herein as a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(A)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant, and

(B)	the Warrants and the terms set forth in this Warrant will be valid and binding obligations of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant.

(ii)	Whenever the conditions of Section 7(f)(i) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under these Warrants in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

8.	Reclassification of Subordinate Voting Shares and Corporate Reorganizations

In the case of any reclassification of the Subordinate Voting Shares at any time outstanding or change of the Subordinate Voting Shares into other shares, or in case of a Corporate Reorganization of the Corporation (other than a Corporate Reorganization which does not result in a reclassification of the outstanding Subordinate Voting Shares or a change of the Subordinate Voting Shares into other shares), the Holder shall be entitled to receive upon exercise, and shall accept, in lieu of the number of Subordinate Voting Shares to which it was previously entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date, it had been the registered holder of the number of Subordinate Voting Shares to which it was previously entitled upon exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 7 with respect to the rights and interests thereafter of the Holder so that the provisions set forth in this Section 7 shall thereafter correspondingly be made applicable as nearly as may be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant. Any such adjustments shall be made by and set forth in a supplemental note approved by the board of directors of the Corporation and the Holder and shall for all purposes be conclusively deemed to be an appropriate adjustment.

9.	Not a Shareholder

Nothing in this certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

10.	Covenants

The Corporation covenants and agrees that (i) so long as any rights to acquire Subordinate Voting Shares evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Subordinate Voting Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Subordinate Voting Shares for the time being called for by such outstanding warrants; (ii) all Subordinate Voting Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Subordinate Voting Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Subordinate Voting Shares and the holders thereof shall not be liable to the Corporation or to its creditors in respect thereof; and (iii) so long as any rights to acquire Subordinate Voting Shares evidenced hereby remain outstanding, the Corporation shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business and it shall refrain from changing its name.

11.	Representation and Warranty

The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant and the Subordinate Voting Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

12.	If Share Transfer Books Closed

The Corporation shall not be required to deliver certificates or evidence of book-entry issuance for Subordinate Voting Shares while the share transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Subordinate Voting Shares called for thereby during any such period, delivery of certificates for Subordinate Voting Shares may be postponed for not exceeding five (5) business days after the date of the re-opening of said share transfer books. Provided however that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates or evidence of book-entry issuance for the Subordinate Voting Shares called for after the share transfer books shall have been re-opened.

13.	Protection of Shareholders, Officers and Directors

Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the securities represented hereby shall be had against any shareholder, officer or director of the Corporation, either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrant evidenced hereby, are solely corporate obligations of the Corporation and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrant evidenced hereby.

14.	Lost Certificate

If the Warrant certificate evidencing the Warrant issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion impose, respectively issue and countersign a new warrant of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed.

15.	Governing Law

This Warrant shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia. The Corporation hereby irrevocably attorns to the jurisdiction of the Courts of the Province of British Columbia.

16.	Severability

If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom, the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed and the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

17.	Headings

The headings of the articles, sections, subsections and clauses of this Warrant have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.

18.	Numbering of Articles, etc.

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant.

19.	Gender

Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

20.	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

21.	Computation of Time Period

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

22.	Binding Effect

This Warrant and all of its provisions shall enure to the benefit of the Holder, and their respective heirs, executors, administrators, successors, legal representatives and assigns and shall be binding upon the Corporation and its successors and permitted assigns. The expression the “Holder” as used herein shall include the Holder's assigns whether immediate or derivative.

23.	Notice

Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or by registered mail or if transmitted by e-mail to such party addressed as follows:

(a)	to the Holder, at:

[●]

(b)	to the Corporation at:

[●]

Notice transmitted by a form of email communication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

24.	Time of Essence

Time shall be of the essence hereof.

25.	Transfer of Warrants

Subject to the terms hereof, this Warrant may be transferred. No transfer of this Warrant shall be effective unless this Warrant certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Corporation may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Corporation, are delivered to the Corporation. No transfer of this Warrant shall be made if in the opinion of counsel to the Corporation such transfer would result in the violation of any applicable securities laws.

26.	Charges for Transfer

For each Warrant transferred, the Corporation shall charge to the Holder requesting the transfer of this Warrant a reasonable sum for each new Warrant certificate issued, and payment of such charges and reimbursement of the Corporation for any and all stamp taxes or governmental or other charges required to be paid shall be made by the Holder requesting the transfer of this Warrant as a condition precedent thereto.

27.	Canadian Legend on Warrant Certificates

Any certificate representing Subordinate Voting Shares issued upon exercise of the Warrant prior to the date will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●].”

28.	U.S. Legend on Warrant Certificates

(a)          The Holder, the Corporation and any transfer agent of the Corporation understand and acknowledge that the Warrants and the Subordinate Voting Shares issuable upon exercise of the Warrants have not been, and will not be, registered under the U.S. Securities Act or the securities laws of any state of the United States.

(b)          Each Warrant originally issued to a U.S. Purchaser, and all Subordinate Voting Shares issued upon exercise of such Warrants, and all certificates issued in exchange or in substitution thereof or upon transfer thereof, will be issued in certificated form and shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO JUSHI HOLDINGS INC. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE TRANSFER AGENT FOR THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”;

“THIS WARRANT AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE

U.S. SECURITIES ACT.”

provided that, if any Warrants or Subordinate Voting Shares issuable upon exercise of the Warrants are being sold in accordance with Rule 904 of Regulation S, the legend may be removed by providing to the Corporation (or, at the direction of the Corporation, its transfer agent) (i) a declaration in a form prescribe by the Corporation from time to time; and (ii) if required by the Corporation (or, at the direction of the Corporation, its transfer agent), an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the Securities Act;

and provided, further, that, if any Warrants or Subordinate Voting Shares issuable upon exercise of the Warrants are being sold under Rule 144, the legend may be removed by delivering to the Corporation (or, at the direction of the Corporation, its transfer agent) an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, that the legend is no longer required under applicable requirements of the Securities Act or state securities laws.

(c)           If a Warrant or Subordinate Voting Share issued with respect to an exercise of Warrants is tendered for transfer and bears the legend set forth in Section 28(b) herein and the holder thereof has not obtained the prior written consent of the Corporation, then the Corporation (or, at the direction of the Corporation, its transfer agent) shall not register such transfer unless the holder complies with the requirements of Section 28(b) hereof.

29.	Counterparts

This Warrant may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Warrant.

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officer as of this 23rd day of September, 2019.

JUSHI HOLDINGS INC.

Per:

Name:
Title:

ACKNOWLEDGED AND AGREED this [●] day of [●].

[●]

Per:

Name:

SCHEDULE “A”

SUBSCRIPTION FORM

TO: [●]

The undersigned hereby subscribes for Class B subordinate voting shares (“Subordinate Voting Shares”) of Jushi Holdings Inc. (the “Corporation”) (or such other number of Subordinate Voting Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated as of the [●] day of [●] at the purchase price of [●] per Subordinate Voting Share until the Expiry Time (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder and encloses herewith a cheque, bank draft or money order in lawful money of the United States of America payable to or to the order of the Corporation in payment of the subscription price.

The undersigned hereby directs that the Subordinate Voting Shares subscribed for be registered and delivered as follows:

Name in Full	Address	Number of Subordinate Voting Shares

DATED this _______day of ________________________, 20____.

By:

SCHEDULE “B”

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned holder of the Warrant of Jushi Holdings Inc., evidenced by the enclosed Warrant, hereby sells, assigns and transfers such Warrant unto ___________________________________________.

The transferee hereby agrees that it will be bound by the terms of the Warrant as if and to the same extent as if it had been the original holder thereunder.

DATED this ________day of ________________________, 20_____.

(Signature and name of current Holder)

Per:

Name:

Title:

(Signature and name of transferee)

Per:

Name:

Title: